UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 21, 2012

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Director
Consistent with the Company’s Corporate Governance Guidelines, Mr. Archie Bennett, Jr. tendered to the Board of Directors (the “Board”) of Ashford Hospitality Trust, Inc. (the “Company”), a letter of proposed retirement from the Board, effective on his 75th birthday, January 18, 2013. On December 21, 2012, the Board accepted Mr. Bennett’s resignation, effective January 18, 2013. Accordingly, he will not stand for re-election at the 2013 annual meeting of stockholders. Upon his retirement, Mr. Bennett will assume the role of Chairman Emeritus. The Board also expects to provide various additional retirement and severance benefits to Mr. Bennett, which have not yet been finalized.
(d) Election of Directors and Changes in Board Leadership
In connection with Mr. Archie Bennett’s retirement, the Board appointed Mr. Monty J. Bennett, the Company’s CEO, as the new chairman and increased the size of the current Board to nine members, in each instance, effective January 19, 2013. On December 21, 2012, the Board approved the appointment of Douglas A. Kessler, the Company’s President, and Kamal Jafarnia to fill two of the vacant Board positions. Each of these new directors will commence service on the Board January 19, 2013 and will serve until the 2013 annual meeting of stockholders.
The Board affirmatively determined that Mr. Jafarnia has no material relationship with the Company that would impair his independence and that he satisfies the independence requirements of the New York Stock Exchange as well as the Company guidelines related to independence. Mr. Jafarnia will serve on the Nominating and Corporate Governance Committee and the Compensation Committee. In exchange for his services as a Director and as a member of the committees on which he will serve, Mr. Jafarnia will receive the following compensation: (i) the pro-rated portion of the $55,000 annual cash retainer paid to each non-employee director and (ii) a grant of 1,835 immediately vested shares of our common stock. Mr. Jafarnia is also eligible to receive meeting fees of $2,000 for each board and committee meeting that he attends in-person and meeting fees of $500 for each board or committee meeting that he attends via teleconference. Mr. Jafarnia will also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board or any committee.
Mr. Monty Bennett continues to serve as the Company’s CEO and will not receive any additional compensation for his role as Chairman of the Board. Mr. Kessler continues to serve as the Company’s President and will not receive any additional compensation for his service as a director.

With the appointment of Mr. Jafarnia and Mr. Kessler, the Board of Directors will consist of eight members, six of whom will be independent. The 9th Board position remains open at this time, and the Board has initiated a search to fill the vacancy.
ITEM 7.01.    Regulation FD Disclosure
In connection with the changes to the Board membership, the Board appointed Mr. Michael Murphy as the new lead director and rotated the membership of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Effective January 19, 2012, the Board’s Committees will be comprised of the following members:

•	Audit Committee: Thomas E. Callahan – Chairman, W. Michael Murphy, Philip S. Payne

•	Nominating/Corporate Governance Committee: Martin L. Edelman – Chairman, Benjamin J. Ansell, Kamal Jafarnia

•	Compensation Committee: Benjamin J. Ansell – Chairman, Thomas E. Callahan, Kamal Jafarnia
The Company issued a press release announcing the changes to its Board of Directors on December 24, 2012. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
ITEM 9.01.    Financial Statements and Exhibits
(b)    Exhibits.
99.1    Press release issued by Ashford Hospitality Trust, Inc. dated December 24, 2012 announcing changes to its Board of Directors.
The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2012

ASHFORD HOSPITALITY TRUST, INC.

By:    /s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel